Exhibit 21.1
PRA International
Subsidiaries
“Call Co” 3065613 (Canada)
GMG BioBusiness Ltd. (England and Wales)
International Medical Technical Consultants, Inc. (Delaware, United States)
MFH, Inc. (Delaware, United States)
Pharmaceutical Research Associates AG (Switzerland)
Pharmaceutical Research Associates Belgium, BVBA (Belgium)
Pharmaceutical Research Associates Benelux, BVBA (Belgium)
Pharmaceutical Research Associates Espana, SA (Spain)
Pharmaceutical Research Associates GmbH (Germany)
Pharmaceutical Research Associates (HK) Ltd. (Hong Kong)
Pharmaceutical Research Associates, Hungary Research and Development Ltd. (Hungary)
Pharmaceutical Research Associates Inc. (Canada)
Pharmaceutical Research Associates, Inc. (Virginia, United States)
Pharmaceutical Research Associates Group B.V. (The Netherlands)
Pharmaceutical Research Associates Holdings B.V. (The Netherlands)
Pharmaceutical Research Associates India Private Ltd. (India)
Pharmaceutical Research Associates Italia s.r.l. (Italy)
Pharmaceutical Research Associates Ltda. (Brazil)
Pharmaceutical Research Associates Metaholdings B.V. (The Netherlands)
Pharmaceutical Research Associates Mexico S.R.L. de C.V. (Mexico)
Pharmaceutical Research Associates Pty Limited (Australia)
Pharmaceutical Research Associates SARL (France)
Pharmaceutical Research Associates Singapore Pte. Ltd. (Singapore)
Pharmaceutical Research Associates Sp.Zoo. (Poland)
Pharmaceutical Research Associates Taiwan, Inc. (Taiwan)
Pharm Research Associates Russia Ltd. (England and Wales)
Pharm Research Associates (UK) Ltd. (England and Wales)
PRA International B.V. (The Netherlands)
Pharmaceutical Research Associates C.V. (The Netherlands)
Pharmacon Research PR (Hungary)
Pharmacon Research s.r.o. (Czech Republic)
Pharmacon Research s.r.o. (Slovak Republic)
PRA China (Shanghai) Co. Ltd.
PRA International Operations B.V. (The Netherlands)
PRA International Operations, Inc. (Delaware, United States)
PRA International Sweden AB (Sweden)
PRA Pharmaceutical India Private Limited (India)
PRA Pharmaceutical (Pty) Ltd. (South Africa)
PRA Sub, Inc. (Delaware, United States)
Regulatory/Clinical Consultants, Inc. (Missouri, United States)
Sterling Synergy Systems Limited (England and Wales)
Sterling Synergy Systems Pvt. Ltd. (India)
Sunset Hills, LLC (Delaware)